LIMITED POWER OF ATTORNEY

        Each of the officers and directors of Millipore Corporation listed below have granted to the undersigned a power of attorney for the limited purpose of reporting securities transactions on Forms 3, 4 and 5 to the U.S. Securities and Exchange
Commission.  Pursuant to each power of attorney, the undersigned has the authority to appoint a substitute to perform the duties and responsibilities granted by such power of attorney.
        Effective January 1, 2008, the undersigned hereby appoints as substitutes either of
Jeffrey Smagula, Esquire or David Hutchinson, Esquire to act in such capacity and with such duties responsibilities and powers as have been granted to the undersigned.

Directors
Daniel Bellus
Robert C. Bishop
Melvin D. Booth
Rolf A. Classon
Maureen A. Hendricks
Mark Hoffman
John F. Reno
Edward M. Scolnick
Karen E. Welke

Officers
Kathleen B. Allen
Dominique Baly
Bruce Bonnevier
Dennis Harris
Geoffrey Ide
Peter Kershaw
Martin Madaus
Jean-Paul Mangeolle
Anthony Mattacchione
Jeffrey Rudin
Gregory Sam
Charles F. Wagner, Jr.

        IN WITNESS WHEREOF, I have hereunto set my hand to this instrument as an instrument under seal this 18th day of December 2007.
                                                /S/ Patricia Ann Powers
                                                Signature for Patricia Ann Powers

Commonwealth of Massachusetts
County of Middlesex
        Then personally appeared before me the said Patricia Ann Powers, to me known, and did execute the foregoing instrument and acknowledged the same to be her fee act and deed.
[Notarial Seal]                                        /S/ Paul J. Reardon
                                                        Notary Public
                                                        My commission expires:
                                                        February 28, 2008